Exhibit 99.1

Jeff Hansen
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Jeff.Hansen@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Second Quarter Financial Results
ORLANDO, Fla. – August 3, 2017– Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter financial results and updated its guidance for the full year 2017. Due to the change in the company’s financial reporting calendar beginning in 2017, the second quarter of 2017 included the period from April 1, 2017 through June 30, 2017 (91 days) compared to the 2016 second quarter, which included the period from March 26, 2016 through June 17, 2016 (84 days). Prior year results have not been restated for the change in the company’s reporting calendar.
Second quarter 2017 highlights:

•
Total company vacation ownership contract sales were $209.9 million, an increase of $43.9 million, or 26 percent, compared to the prior year period. North America vacation ownership contract sales were $190.9 million, an increase of $45.3 million, or 31 percent, compared to the prior year period.

•
Excluding the estimated impact of the change in the company’s financial reporting calendar, total company and North America vacation ownership contract sales would have increased 18 percent and 22 percent, respectively, compared to the prior year period.

•	North America VPG totaled $3,579, a 6 percent increase from the second quarter of 2016.

•	North America tours increased 28 percent year-over-year.

•	Excluding the estimated impact of the change in the company’s financial reporting calendar, tours would have increased 18 percent, compared to the prior year period.

•
Net income was $44.3 million, or $1.58 fully diluted earnings per share (EPS), compared to net income of $36.3 million, or $1.26 fully diluted EPS, in the second quarter of 2016, an increase of 22 percent and 25 percent, respectively.

•
Adjusted net income was $44.6 million, compared to adjusted net income of $31.3 million in the second quarter of 2016, an increase of 43 percent. Adjusted fully diluted EPS was $1.60, compared to adjusted fully diluted EPS of $1.08 in the second quarter of 2016, an increase of 48 percent.

•	Adjusted EBITDA totaled $77.9 million, an increase of $13.7 million, or 21 percent, year-over-year.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 2

“I am extremely pleased with how 2017 has continued to progress. Contract sales, on a comparable basis, grew over 18 percent, marking the third quarter in a row that we’ve generated sales growth in excess of 15 percent. Adjusted EBITDA grew 21 percent, to $77.9 million, with strong contributions from all lines of business,” said Stephen P. Weisz, president and chief executive officer. “With the performance we’ve delivered through the end of the second quarter, we are raising our full year outlook for contract sales growth to 12 percent to 16 percent, net income to $154 million to $160 million, adjusted EBITDA to $282 million to $292 million, and adjusted free cash flow to $190 million to $210 million.”
Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted free cash flow, and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-1 through A-11 of the Financial Schedules that follow.
Second Quarter 2017 Results
As a result of the change in the company’s financial reporting calendar, financial results for the second quarter 2017 include the impact of seven additional days of operations.
Company Results
Second quarter 2017 company net income was $44.3 million, an $8.0 million increase from the second quarter of 2016. Excluding the impact of the provision for income taxes, these results were driven by $7.1 million of higher development margin, $5.0 million of higher rental revenues net of expenses, $5.0 million of higher resort management and other services revenues net of expenses, $2.5 million of higher financing revenues net of expenses and consumer financing interest expense, $1.8 million of lower acquisition costs, and $0.3 million of lower interest expense, partially offset by $10.8 million of lower gains and other income, $4.2 million of higher general and administrative costs, $2.3 million of higher royalty fees, and $0.2 million of higher litigation settlement costs.
Total company vacation ownership contract sales were $209.9 million, $43.9 million, or 26 percent, higher than the second quarter of 2016. These results were driven by $45.3 million of higher contract sales in the company’s North America segment and $1.2 million of higher contract sales in the company’s Asia Pacific segment, partially offset by $2.5 million of lower contract sales in the company’s Europe segment. Excluding the estimated impact of the change in the company’s financial reporting calendar, total company vacation ownership contract sales would have increased 18 percent, compared to the prior year period.
Development margin was $40.8 million, a $7.1 million increase from the second quarter of 2016. Development margin percentage was 21.4 percent compared to 23.1 percent in the prior year quarter. The increase in development margin reflected $11.0 million from higher contract sales volumes net of expenses, $6.8 million from lower product costs, and $1.9 million related to favorable revenue reportability year-over-year, partially offset by $7.0 million from lower favorable product cost true-up activity year-over-year, $5.4 million of higher marketing and sales costs including costs to ramp up the company’s new sales distributions, and $0.3 million from higher sales reserve activity. Adjusted development margin percentage, which excludes the impact of revenue reportability year-over-year, was 20.4 percent in the second quarter of 2017 compared to 22.8 percent in the second quarter of 2016.
Rental revenues totaled $84.2 million, a $9.1 million increase from the second quarter of 2016. Rental revenues net of expenses were $14.0 million, a $5.0 million, or 55 percent, increase from the second quarter of 2016.
Resort management and other services revenues totaled $79.2 million, a $5.0 million increase from the second quarter of 2016. Resort management and other services revenues, net of expenses, totaled $35.2 million, a $5.0 million, or 17 percent, increase from the second quarter of 2016.
Financing revenues totaled $32.5 million, a $3.9 million increase from the second quarter of 2016. Financing revenues, net of expenses and consumer financing interest expense, were $23.4 million, a $2.5 million, or 12 percent, increase from the second quarter of 2016.
Net income was $44.3 million, compared to net income of $36.3 million in the second quarter of 2016, an increase of $8.0 million, or 22 percent. Adjusted EBITDA was $77.9 million, a $13.7 million, or 21 percent, increase from $64.2 million in the second quarter of 2016.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 3

Segment Results
North America
North America vacation ownership contract sales were $190.9 million, an increase of $45.3 million, or 31 percent, from the prior year period, reflecting higher sales from existing sales centers driven by the success of our new marketing programs, as well as the continued ramp-up of new sales distributions. VPG increased $195, or 6 percent, to $3,579 in the second quarter of 2017 from the second quarter of 2016. Total tours in the second quarter of 2017 increased 28 percent, reflecting a 34 percent increase in first time buyer tours and a 23 percent increase in owner tours. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales and tours would have increased 22 percent and 18 percent, respectively, compared to the prior year period.
Second quarter 2017 North America segment financial results were $118.7 million, an increase of $8.3 million from the second quarter of 2016. The increase was driven primarily by $6.9 million of higher development margin, $5.0 million of higher resort management and other services revenues net of expenses, $4.1 million of higher rental revenues net of expenses, $3.9 million of higher financing revenues, and $1.8 million of lower acquisition costs, partially offset by $12.5 million of lower gains and other income, and $0.8 million of higher royalty fees.
Development margin was $43.4 million, a $6.9 million increase from the second quarter of 2016. Development margin percentage was 24.7 percent compared to 27.5 percent in the prior year quarter. The increase in development margin reflected $11.2 million from higher contract sales volumes net of expenses, $6.5 million from lower product costs, and $1.1 million related to favorable revenue reportability year-over-year, partially offset by $6.8 million from lower favorable product cost true-up activity year-over-year, $3.6 million of higher marketing and sales costs including costs to ramp up the company’s new sales distributions, and $1.5 million from higher sales reserve activity mainly associated with an 11.0 percentage point increase in financing propensity. Adjusted development margin percentage, which excludes the impact of revenue reportability, was 23.4 percent in the second quarter of 2017, compared to 26.5 percent in the second quarter of 2016.
Asia Pacific
Total vacation ownership contract sales in the segment were $11.6 million, an increase of $1.2 million, or 11 percent, from the second quarter of 2016, due primarily to the opening of the new sales distribution in Surfers Paradise, Australia in the second quarter of 2016. Segment financial results were a loss of $1.1 million, a $1.5 million improvement from the second quarter of 2016. Excluding the estimated impact of the change in the company’s financial reporting calendar, vacation ownership contract sales would have increased 6 percent, compared to the prior year period.
Europe
Second quarter 2017 contract sales were $7.4 million, a decrease of $2.5 million, or 25.6 percent, from the second quarter of 2016. Segment financial results were $3.4 million, an increase of $1.3 million, or 58.8 percent, from the second quarter of 2016.
Share Repurchase Program
During the 2017 second quarter, the company repurchased 32,500 shares of its common stock for a total of $3.9 million under its share repurchase program. Subsequent to the end of the 2017 second quarter, the company’s Board of Directors authorized the company to repurchase up to 1 million additional shares under its share repurchase program, bringing the current remaining authorization to approximately 2.0 million shares and extending the program through May 31, 2018.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 4

Balance Sheet and Liquidity
On June 30, 2017, cash and cash equivalents totaled $85.2 million. Since the beginning of the year, real estate inventory balances increased $31.3 million to $739.4 million, including $421.1 million of finished goods and $318.3 million of land and infrastructure. The company had $789.7 million in gross debt outstanding at the end of the second quarter, an increase of $43.3 million from year-end 2016, consisting primarily of $671.2 million in gross securitized notes receivable, $63.6 million related to a non-interest bearing note issued in conjunction with the capital efficient acquisition of vacation ownership units, $47.5 million outstanding under its revolving corporate credit facility, and approximately $7 million related to capital leases and other miscellaneous debt.
As of June 30, 2017, the company had approximately $147.9 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $239.7 million of gross vacation ownership notes receivable eligible for securitization.
Fiscal Year Change
The table below shows the number of days for each reporting period in 2017 and 2016:

	2017	2016
First Quarter	91 days	84 days
Second Quarter	91 days	84 days
Third Quarter	92 days	84 days
Fourth Quarter	92 days	112 days
Full Year	366 days	364 days
Outlook
Pages A-1 through A-11 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2017 expected GAAP results:

Net income	$154 million	to	$160 million
Fully diluted EPS	$5.48	to	$5.70
Net cash provided by operating activities	$115 million	to	$130 million
The company is providing the following updated guidance for the full year 2017:

	Current Guidance			Previous Guidance
Adjusted net income	$149 million	to	$155 million	$139 million	to	$148 million
Adjusted fully diluted EPS	$5.31	to	$5.52	$4.97	to	$5.29
Adjusted EBITDA	$282 million	to	$292 million	$276 million	to	$291 million
Adjusted free cash flow	$190 million	to	$210 million	$160 million	to	$180 million
Contract sales growth	12 percent	to	16 percent	9 percent	to	15 percent
Second Quarter 2017 Earnings Conference Call
The company will hold a conference call at 10:00 a.m. EDT today to discuss these results and the guidance for full year 2017. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13666344. The webcast will also be available on the company’s website.
###

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 5

About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 65 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of August 3, 2017 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2017 1
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA	A-2
North America Segment Financial Results	A-3
Asia Pacific Segment Financial Results	A-4
Europe Segment Financial Results	A-5
Corporate and Other Financial Results	A-6
Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-7
North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)	A-8
2017 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-9
Non-GAAP Financial Measures	A-10
Consolidated Balance Sheets	A-12
Consolidated Statements of Cash Flows	A-13

1
Due to the change in the company’s financial reporting calendar beginning in 2017, the 2017 second quarter included the period from April 1, 2017 through June 30, 2017 (91 days) compared to the 2016 second quarter, which included the period from March 26, 2016 to June 17, 2016 (84 days), and the 2017 first half included the period from December 31, 2016 through June 30, 2017 (182 days) compared to the 2016 first half which included the period from January 2, 2016 to June 17, 2016 (168 days). Prior year results have not been restated for the change in fiscal calendar.

NOTE: When presenting contract sales performance on a comparable basis, we adjusted the prior year period to include contract sales from the same calendar days as the current year period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
REVENUES
Sale of vacation ownership products	$191,010	$146,450	$363,165	$284,819
Resort management and other services	79,158	74,156	152,122	137,864
Financing	32,530	28,654	64,641	57,878
Rental	84,188	75,069	169,444	155,357
Cost reimbursements	110,734	98,842	234,367	206,375
TOTAL REVENUES	497,620	423,171	983,739	842,293
EXPENSES
Cost of vacation ownership products	46,143	33,753	88,763	69,370
Marketing and sales	104,029	78,919	204,690	157,331
Resort management and other services	44,008	44,007	85,653	83,870
Financing	3,449	2,621	7,466	7,201
Rental	70,163	66,028	140,595	130,688
General and administrative	29,534	25,361	57,073	50,720
Litigation settlement	183	—	183	(303)
Consumer financing interest	5,654	5,117	11,592	10,479
Royalty fee	16,307	14,026	32,377	27,383
Cost reimbursements	110,734	98,842	234,367	206,375
TOTAL EXPENSES	430,204	368,674	862,759	743,114
(Losses) gains and other (expense) income	(166)	10,668	(225)	10,675
Interest expense	(1,757)	(2,087)	(2,538)	(4,069)
Other	(100)	(1,911)	(469)	(4,453)
INCOME BEFORE INCOME TAXES	65,393	61,167	117,748	101,332
Provision for income taxes	(21,117)	(24,858)	(39,772)	(40,615)
NET INCOME	$44,276	$36,309	$77,976	$60,717

Earnings per share - Basic	$1.62	$1.28	$2.86	$2.11
Earnings per share - Diluted	$1.58	$1.26	$2.79	$2.08
Basic Shares	27,319	28,345	27,285	28,734
Diluted Shares	27,965	28,834	27,929	29,244
	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Vacation ownership contract sales	$209,892	$165,992	$403,726	$319,486
NOTE: Earnings per share—Basic and Earnings per share—Diluted are calculated using whole dollars. We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 second quarter and 2016 first half to correct immaterial presentation errors within the following lines: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In thousands, except per share amounts)
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Net income	$44,276	$36,309	$77,976	$60,717
Less certain items:
Acquisition costs	199	2,005	611	4,575
Operating results from the sold portion of the Surfers Paradise, Australia property	—	190	—	(275)
Litigation settlement	183	—	183	(303)
Losses (gains) and other expense (income)	166	(10,668)	225	(10,675)
Certain items before depreciation and provision for income taxes [1]	548	(8,473)	1,019	(6,678)
Depreciation on the sold portion of the Surfers Paradise, Australia property	—	188	—	469
Provision for income taxes on certain items	(213)	3,261	(386)	2,482
Adjusted net income **	$44,611	$31,285	$78,609	$56,990

Earnings per share - Diluted	$1.58	$1.26	$2.79	$2.08
Adjusted earnings per share - Diluted **	$1.60	$1.08	$2.81	$1.95
Diluted Shares	27,965	28,834	27,929	29,244
EBITDA AND ADJUSTED EBITDA
	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Net income	$44,276	$36,309	$77,976	$60,717
Interest expense [2]	1,757	2,087	2,538	4,069
Tax provision	21,117	24,858	39,772	40,615
Depreciation and amortization	5,001	5,052	10,192	10,177
EBITDA **	72,151	68,306	130,478	115,578
Non-cash share-based compensation	5,175	4,332	8,451	6,856
Certain items before depreciation and provision for income taxes [1]	548	(8,473)	1,019	(6,678)
Adjusted EBITDA **	$77,874	$64,165	$139,948	$115,756

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1
Please see pages A-10 and A-11 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and the provision for income taxes on certain items included in the Adjusted Net Income reconciliations.

2	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA SEGMENT
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
REVENUES
Sale of vacation ownership products	$175,847	$132,473	$332,504	$257,157
Resort management and other services	71,057	63,296	138,594	119,709
Financing	30,719	26,853	60,958	54,261
Rental	75,990	65,629	155,130	138,137
Cost reimbursements	101,488	90,174	216,443	189,356
TOTAL REVENUES	455,101	378,425	903,629	758,620
EXPENSES
Cost of vacation ownership products	41,676	29,080	79,311	59,742
Marketing and sales	90,784	66,911	179,654	135,226
Resort management and other services	37,452	34,666	74,211	67,473
Rental	61,900	55,593	124,905	111,549
Litigation settlement	—	—	—	(303)
Royalty fee	3,038	2,254	5,728	3,940
Cost reimbursements	101,488	90,174	216,443	189,356
TOTAL EXPENSES	336,338	278,678	680,252	566,983
(Losses) gains and other (expense) income	(162)	12,317	(196)	12,324
Other	74	(1,733)	125	(4,013)
SEGMENT FINANCIAL RESULTS	$118,675	$110,331	$223,306	$199,948

SEGMENT FINANCIAL RESULTS	$118,675	$110,331	$223,306	$199,948
Less certain items:
Acquisition costs	27	1,829	27	4,137
Litigation settlement	—	—	—	(303)
Losses (gains) and other expense (income)	162	(12,317)	196	(12,324)
Certain items	189	(10,488)	223	(8,490)
ADJUSTED SEGMENT FINANCIAL RESULTS **	$118,864	$99,843	$223,529	$191,458

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Vacation ownership contract sales	$190,883	$145,600	$368,319	$285,250

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 second quarter and 2016 first half to correct immaterial presentation errors within the following lines: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses. Further we have reclassified certain management and other services revenues between the North America and Asia Pacific segments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ASIA PACIFIC SEGMENT
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
REVENUES
Sale of vacation ownership products	$10,094	$8,110	$21,016	$16,635
Resort management and other services	1,030	4,412	2,033	7,778
Financing	1,105	1,007	2,228	1,988
Rental	2,644	4,828	6,382	10,449
Cost reimbursements	724	685	1,871	1,558
TOTAL REVENUES	15,597	19,042	33,530	38,408
EXPENSES
Cost of vacation ownership products	1,866	1,597	3,955	3,306
Marketing and sales	8,717	6,695	16,918	12,906
Resort management and other services	1,060	4,145	2,153	7,646
Rental	4,097	6,766	8,234	12,554
Royalty fee	221	179	449	325
Cost reimbursements	724	685	1,871	1,558
TOTAL EXPENSES	16,685	20,067	33,580	38,295
Losses and other expense	—	(1,498)	(20)	(1,498)
Other	(2)	(21)	(10)	(229)
SEGMENT FINANCIAL RESULTS	$(1,090)	$(2,544)	$(80)	$(1,614)

SEGMENT FINANCIAL RESULTS	$(1,090)	$(2,544)	$(80)	$(1,614)
Less certain items:
Acquisition costs	—	19	—	227
Operating results from the sold portion of the Surfers Paradise, Australia property	—	378	—	194
Losses and other expense	—	1,498	20	1,498
Certain items	—	1,895	20	1,919
ADJUSTED SEGMENT FINANCIAL RESULTS **	$(1,090)	$(649)	$(60)	$305

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Vacation ownership contract sales	$11,614	$10,454	$23,562	$19,880

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 second quarter and 2016 first half to correct immaterial presentation errors within the following lines: Resort management and other services revenues and Resort management and other services expenses. Further we have reclassified certain management and other services revenues between the North America and Asia Pacific segments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EUROPE SEGMENT
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
REVENUES
Sale of vacation ownership products	$5,069	$5,867	$9,645	$11,027
Resort management and other services	7,071	6,448	11,495	10,377
Financing	706	794	1,455	1,629
Rental	5,554	4,612	7,932	6,771
Cost reimbursements	8,522	7,983	16,053	15,461
TOTAL REVENUES	26,922	25,704	46,580	45,265
EXPENSES
Cost of vacation ownership products	705	1,268	1,366	2,559
Marketing and sales	4,528	5,313	8,118	9,199
Resort management and other services	5,496	5,196	9,289	8,751
Rental	4,166	3,669	7,456	6,585
Royalty fee	79	118	125	167
Cost reimbursements	8,522	7,983	16,053	15,461
TOTAL EXPENSES	23,496	23,547	42,407	42,722
SEGMENT FINANCIAL RESULTS	$3,426	$2,157	$4,173	$2,543

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Vacation ownership contract sales	$7,395	$9,938	$11,845	$14,356

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 second quarter and 2016 first half to correct immaterial presentation errors within the following lines: Resort management and other services revenues and Resort management and other services expenses.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
EXPENSES
Cost of vacation ownership products	$1,896	$1,808	$4,131	$3,763
Financing	3,449	2,621	7,466	7,201
General and administrative	29,534	25,361	57,073	50,720
Litigation settlement	183	—	183	—
Consumer financing interest	5,654	5,117	11,592	10,479
Royalty fee	12,969	11,475	26,075	22,951
TOTAL EXPENSES	53,685	46,382	106,520	95,114
Losses and other expense	(4)	(151)	(9)	(151)
Interest expense	(1,757)	(2,087)	(2,538)	(4,069)
Other	(172)	(157)	(584)	(211)
TOTAL FINANCIAL RESULTS	$(55,618)	$(48,777)	$(109,651)	$(99,545)

TOTAL FINANCIAL RESULTS	$(55,618)	$(48,777)	$(109,651)	$(99,545)
Less certain items:
Acquisition costs	172	157	584	211
Litigation settlement	183	—	183	—
Losses and other expense	4	151	9	151
Certain items	359	308	776	362
ADJUSTED FINANCIAL RESULTS **	$(55,259)	$(48,469)	$(108,875)	$(99,183)

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have reclassified certain prior year amounts to conform to our current period presentation. In addition, we reclassified certain revenues and expenses for the 2016 second quarter and 2016 first half to correct immaterial presentation errors within the following lines: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Vacation ownership contract sales	$209,892	$165,992	$403,726	$319,486
Revenue recognition adjustments:
Reportability [1]	4,045	1,179	15	1,965
Sales reserve [2]	(14,636)	(11,352)	(26,857)	(19,575)
Other [3]	(8,291)	(9,369)	(13,719)	(17,057)
Sale of vacation ownership products	$191,010	$146,450	$363,165	$284,819

1	Adjustment for lack of required downpayment or contract sales in rescission period.
2	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
3	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Sale of vacation ownership products	$191,010	$146,450	$363,165	$284,819
Less:
Cost of vacation ownership products	46,143	33,753	88,763	69,370
Marketing and sales	104,029	78,919	204,690	157,331
Development margin	40,838	33,778	69,712	58,118
Revenue recognition reportability adjustment	(2,662)	(726)	27	(1,326)
Adjusted development margin **	$38,176	$33,052	$69,739	$56,792
Development margin percentage [1]	21.4%	23.1%	19.2%	20.4%
Adjusted development margin percentage	20.4%	22.8%	19.2%	20.1%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Vacation ownership contract sales	$190,883	$145,600	$368,319	$285,250
Revenue recognition adjustments:
Reportability [1]	5,135	3,783	441	3,871
Sales reserve [2]	(12,131)	(7,631)	(22,813)	(15,037)
Other [3]	(8,040)	(9,279)	(13,443)	(16,927)
Sale of vacation ownership products	$175,847	$132,473	$332,504	$257,157

1	Adjustment for lack of required downpayment or contract sales in rescission period.
2	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
3	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN
(ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)
(In thousands)

	Quarter Ended		Year to Date Ended
	June 30, 2017	June 17, 2016	June 30, 2017	June 17, 2016
	(91 days)	(84 days)	(182 days)	(168 days)
Sale of vacation ownership products	$175,847	$132,473	$332,504	$257,157
Less:
Cost of vacation ownership products	41,676	29,080	79,311	59,742
Marketing and sales	90,784	66,911	179,654	135,226
Development margin	43,387	36,482	73,539	62,189
Revenue recognition reportability adjustment	(3,475)	(2,417)	(289)	(2,473)
Adjusted development margin **	$39,912	$34,065	$73,250	$59,716
Development margin percentage [1]	24.7%	27.5%	22.1%	24.2%
Adjusted development margin percentage	23.4%	26.5%	22.1%	23.6%

**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
1	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2017 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$154	$160
Adjustments to reconcile Net income to Adjusted net income
Certain items[1]	1	1
Business interruption insurance proceeds[2]	(9)	(9)
Provision for income taxes on adjustments to net income	3	3
Adjusted net income **	$149	$155
Earnings per share - Diluted[3]	$5.48	$5.70
Adjusted earnings per share - Diluted **, 3	$5.31	$5.52
Diluted shares[2]	28.1	28.1

1
Certain items adjustment primarily includes approximately $1 million of after tax combined acquisition costs, litigation settlements and losses and other expenses that have been incurred in the first half of 2017.

2	Includes estimated net business interruption insurance proceeds associated with Hurricane Matthew.
3	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through August 3, 2017.

2017 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$154	$160
Interest expense[1]	7	7
Tax provision	90	94
Depreciation and amortization	22	22
EBITDA **	273	283
Non-cash share-based compensation	17	17
Certain items[2] and business interruption insurance proceeds[3]	(8)	(8)
Adjusted EBITDA **	$282	$292

1	Interest expense excludes consumer financing interest expense.
2
Certain items adjustment primarily includes approximately $1 million of after tax combined acquisition costs, litigation settlements and losses and other expenses that have been incurred in the first half of 2017.

3	Includes estimated net business interruption insurance proceeds associated with Hurricane Matthew.

2017 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net cash provided by operating activities	$115	$130
Capital expenditures for property and equipment (excluding inventory):
New sales centers[1]	(9)	(7)
Other	(28)	(25)
Borrowings from securitization transactions	393	398
Repayment of debt related to securitizations	(281)	(286)
Free cash flow **	190	210
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	10	10
Increase in restricted cash	(10)	(10)
Adjusted free cash flow **	$190	$210

1	Represents the incremental investment in new sales centers.
2	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2016 and 2017 year ends.
**	Denotes non-GAAP financial measures. Please see pages A-10 and A-11 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income
We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters and first halves ended June 30, 2017 and June 17, 2016 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and First Half Ended June 30, 2017
In our Statement of Income for the quarter ended June 30, 2017, we recorded $0.5 million of net pre-tax items, which included $0.2 million of acquisition costs, less than $0.2 million of litigation settlement expenses and less than $0.2 million of losses and other expense. In our Statement of Income for the first half ended June 30, 2017, we recorded $1.0 million of net pre-tax items, which included $0.6 million of acquisition costs, $0.2 million of litigation settlement expenses and $0.2 million of losses and other expense.
Certain items - Quarter and First Half Ended June 17, 2016
In our Statement of Income for the quarter ended June 17, 2016, we recorded $8.3 million of net pre-tax items, which included $10.7 million of gains and other income, $2.0 million of acquisition costs, and $0.4 million of losses (including $0.2 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016. In our Statement of Income for the first half ended June 17, 2016, we recorded $6.2 million of net pre-tax items, which included $10.7 million of gains and other income, $4.6 million of acquisition costs, a $0.3 million reversal of litigation settlement expense, and $0.2 million of losses (including $0.5 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, and excludes non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	(Unaudited) June 30, 2017	December 30, 2016
ASSETS
Cash and cash equivalents	$85,151	$147,102
Restricted cash (including $31,005 and $27,525 from VIEs, respectively)	58,753	66,000
Accounts and contracts receivable, net (including $4,311 and $4,865 from VIEs, respectively)	131,395	161,733
Vacation ownership notes receivable, net (including $655,180 and $717,543 from VIEs, respectively)	1,036,449	972,311
Inventory	744,430	712,536
Property and equipment	249,264	202,802
Other (including $10,647 and $0 from VIEs, respectively)	127,994	128,935
TOTAL ASSETS	$2,433,436	$2,391,419
LIABILITIES AND EQUITY
Accounts payable	$76,456	$124,439
Advance deposits	59,401	55,542
Accrued liabilities (including $537 and $584 from VIEs, respectively)	112,916	147,469
Deferred revenue	115,536	95,495
Payroll and benefits liability	87,000	95,516
Deferred compensation liability	69,928	62,874
Debt, net (including $671,221 and $738,362 from VIEs, respectively)	773,557	737,224
Other	12,989	15,873
Deferred taxes	156,835	149,168
TOTAL LIABILITIES	1,464,618	1,483,600
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 36,839,064 and 36,633,868 shares issued, respectively	368	366
Treasury stock — at cost; 9,669,970 and 9,643,562 shares, respectively	(610,115)	(606,631)
Additional paid-in capital	1,161,507	1,162,283
Accumulated other comprehensive income	12,189	5,460
Retained earnings	404,869	346,341
TOTAL EQUITY	968,818	907,819
TOTAL LIABILITIES AND EQUITY	$2,433,436	$2,391,419
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year to Date Ended
	June 30, 2017	June 17, 2016
	(182 days)	(168 days)
OPERATING ACTIVITIES
Net income	$77,976	$60,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,192	10,177
Amortization of debt issuance costs	2,726	2,559
Provision for loan losses	26,821	19,591
Share-based compensation	8,451	6,856
Loss (gain) on disposal of property and equipment, net	225	(10,675)
Deferred income taxes	11,778	15,792
Net change in assets and liabilities:
Accounts and contracts receivable	30,079	(11,084)
Notes receivable originations	(227,643)	(124,318)
Notes receivable collections	136,731	120,548
Inventory	16,007	(13,924)
Purchase of vacation ownership units for future transfer to inventory	(33,594)	—
Other assets	4,406	26,111
Accounts payable, advance deposits and accrued liabilities	(70,470)	(86,355)
Deferred revenue	19,654	22,627
Payroll and benefit liabilities	(8,698)	(27,313)
Deferred compensation liability	7,053	6,536
Other liabilities	(585)	1,081
Other, net	3,021	2,152
Net cash provided by operating activities	14,130	21,078
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(11,344)	(15,142)
Purchase of company owned life insurance	(10,092)	—
Dispositions, net	11	69,738
Net cash (used in) provided by investing activities	(21,425)	54,596
FINANCING ACTIVITIES
Borrowings from securitization transactions	50,260	91,281
Repayment of debt related to securitization transactions	(117,400)	(84,040)
Borrowings from Revolving Corporate Credit Facility	60,000	85,000
Repayment of Revolving Corporate Credit Facility	(12,500)	(40,000)
Debt issuance costs	(1,219)	(231)
Repurchase of common stock	(3,868)	(163,359)
Accelerated stock repurchase forward contract	—	(14,470)
Payment of dividends	(28,552)	(26,067)
Payment of withholding taxes on vesting of restricted stock units	(9,962)	(3,876)
Other, net	(624)	572
Net cash used in financing activities	(63,865)	(155,190)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1,962	(3,238)
Decrease in cash, cash equivalents, and restricted cash	(69,198)	(82,754)
Cash, cash equivalents and restricted cash, beginning of period	213,102	248,512
Cash, cash equivalents and restricted cash, end of period	$143,904	$165,758